EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB2 of our report dated March 28, 1997 on our audits of the financial statements of Medical Sterilization, Inc. We also consent to the reference to our Firm under the caption "Experts".

Melville, New York
July 1, 1997.